                         NOTICE OF GUARANTEED DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

                       TO TENDER SHARES OF COMMON STOCK
    (INCLUDING THE ASSOCIATED SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                               PURCHASE RIGHTS)

                                      OF

                                 BAREFOOT INC.
      PURSUANT TO THE OFFERING CIRCULAR/PROSPECTUS DATED JANUARY 17, 1997

                                      BY

                       SERVICEMASTER LIMITED PARTNERSHIP

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
             TIME, ON FRIDAY, FEBRUARY 21, 1997, UNLESS EXTENDED.


  As set forth in the Offering Circular/Prospectus, this form, or one substantially equivalent hereto, must be used to accept the Offer if certificates for shares of the common stock, par value $.01 per share ("Barefoot Share"), including the associated Series A Junior Participating Preferred Stock Purchase Rights, of Barefoot Inc., a Delaware corporation ("Barefoot"), are not immediately available or if the procedures for delivery by book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date (as defined in the section of the Offering Circular/Prospectus entitled "THE OFFER--Terms of the Offer"). Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to Harris Trust Company of New York (the "Exchange Agent"). See the section of the Offering Circular/Prospectus entitled "THE OFFER--Procedures for Tendering Shares".

                     The Exchange Agent for the Offer is:

                       HARRIS TRUST COMPANY OF NEW YORK

     By Mail:         By Facsimile:         By Hand:           By Overnight
                                                                 Courier:

   Harris Trust       (212) 701-7636      Harris Trust
    Company of        (212) 701-7640       Company of          Harris Trust
     New York                               New York            Company of

    Wall Street         Confirm by       Receive Window          New York
      Station           Telephone:          5th Floor            4th Floor
   P.O. Box 1023      (212) 701-7624     77 Water Street      77 Water Street
New York, New York                     New York, New York   New York, New York
    10268-1023                                                     10005

                               ----------------

  Capitalized terms used but not defined herein shall have the meanings set forth in the enclosed Letter of Transmittal/Form of Election.

  DELIVERY OF THIS FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL/FORM OF ELECTION IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE BOX ENTITLED "SIGNATURES" ON THE LETTER OF TRANSMITTAL/FORM OF ELECTION.

Ladies and Gentlemen:

  The undersigned hereby tenders to ServiceMaster Limited Partnership, a Delaware limited partnership, upon the terms and subject to the conditions set forth in its Offering Circular/Prospectus dated January 17, 1997 (the "Offering Circular/Prospectus") and the related Letter of Transmittal/Form of Election (the "Letter of Transmittal/Form of Election", together with the Offering Circular/Prospectus, the "Offer"), receipt of each of which is hereby acknowledged, the number of shares of common stock par value $.01 per share ("Barefoot Share") of Barefoot Inc., a Delaware corporation, indicated below:

Number of Barefoot Shares:                Name(s) of Record Holder(s):


-------------------------------------     -------------------------------------


Certificate Number for Barefoot           -------------------------------------
Shares                                            Please Type or Print
 (if available)


                                          Address(es): ________________________
-------------------------------------


                                          -------------------------------------
-------------------------------------                                (Zip Code)


If Shares will be delivered by book-      -------------------------------------
entry transfer, check one box and            Area Code and Telephone Number
provide

account number.                           Signature(s): ______________________


[_] The Depository Trust Company          -------------------------------------
[_] Philadelphia Depository Trust
Company

  With the express understanding that the Election made in this Notice of Guaranteed Delivery may not be changed after 12:00 midnight, New York City time on the Expiration Date, including by a Letter of Transmittal/Form of Election submitted after 12:00 midnight, New York City time on the Expiration Date, the undersigned hereby makes the following elections with respect to the Barefoot Shares listed above:

Account Number: _____________________

  CHECK ONLY ONE OF THE BOXES BELOW. You may make a Cash Election or a Share Election as to any Barefoot Share or combination of Barefoot Shares that you hold. If you wish to make multiple elections, check the "Multiple Election" box below and indicate in the space provided below the number of Barefoot Shares represented by the Certificate(s) submitted for which a Cash Election or a Share Election is being made. IF YOU FAIL TO MAKE AN EFFECTIVE ELECTION, YOU WILL BE DEEMED TO HAVE MADE A CASH ELECTION.

  [_]The CASH ELECTION ($16.00 in cash per share) is made as to all of the Barefoot Shares listed above.

  [_]The SHARE ELECTION (The fraction of a ServiceMaster Share per Barefoot
     Share determined by dividing $16.00 by the greater of (i) $23.00 or (ii) The Average ServiceMaster Share Price) is made as to all of the Barefoot Shares listed above.

  [_]Multiple Elections are made as to the Barefoot Shares listed above, in the following amounts:

    Number of Shares       Number of Shares
           As                     As
     To Which a Cash       To Which a Share
    Election Is Made       Election Is Made
    -----------------      -----------------

    -----------------      -----------------

  If a Multiple Election is made, the total number of Barefoot Shares subject to the Multiple Election must equal the total number of Barefoot Shares being tendered hereby as reflected above.

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchanges' Medallion Program (an "Eligible Institution") or a member of the National Association of Securities Dealers, Inc., hereby (i) represents that the above-named persons are deemed to own the shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (ii) represents that such tender of Barefoot Shares complies with Rule 14e-4 and (iii) guarantees that either the certificates representing the Barefoot Shares tendered hereby in proper form for transfer or timely confirmation of the book entry transfer of such Barefoot Shares into the Exchange Agent's account at The Depository Trust Company or the Philadelphia Depository Trust Company (pursuant to the procedures set forth in the section of the Offering Circular/Prospectus entitled "THE OFFER--Procedures for Tendering Shares"), together with a properly completed and duly executed Letter of Transmittal/Form of Election with any required signature guarantee (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal/Form of Election, will be received by the Exchange Agent at one of its addresses set forth above within three Nasdaq National Market trading days after the date of execution hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal/Form of Election and certificates for the Barefoot Shares listed herein to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _______________________     Title: ______________________________


Authorized Signature:                     Address: ____________________________
                                                                     (Zip Code)


-------------------------------------
                                          Area Code and Telephone Number:

                                          -------------------------------------

                                          Date: ________________________ ,1997

DO NOT SEND CERTIFICATES WITH THIS NOTICE. CERTIFICATES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL/FORM OF ELECTION.

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